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                                                                    EXHIBIT 10.6


                    EMPLOYMENT AND CONFIDENTIALITY AGREEMENT


         This Employment and Confidentiality Agreement (the "Agreement") is made and entered into as of August 30, 1999 (the "Effective Date") by and between Charles Mayer ("Employee") and Tejas Securities Group, Inc. (the "Company").

         WHEREAS the Company and Employee have decided to reflect the terms of Employee's employment with the Company in a written document and which shall govern the material terms of Employee's employment by the Company. In addition to the terms of this Agreement, Employee shall be subject to certain policies and procedures published by the Company, or made known to Employee from time to time. Such policies and procedures are incorporated within this Agreement as if fully set forth herein.

         NOW THEREFORE, in consideration of the premises and mutual agreements hereafter set forth, and upon the terms and conditions contained in this Agreement, Employee and the Company hereby agree as follows:

1. Conditions of Employment.

     1.1. Compliance with Company Policies.

               Employee shall be subject to the policies and procedures enacted by the Company from time to time and made known to Employee either through publication or by direct discussion with Employee.

     1.2. Compliance with Applicable Rules and Regulations.

               Employee shall be subject to all of the Rules and Regulations of the Securities and Exchange Commission and the National Association of Securities


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          Dealers and the Company reserves the right to terminate Employee should he/she not remain compliant with these Rules and Regulations.

     1.3. Other Business Interests.

               Employee shall not be employed by or receive any other employment compensation from any other person or entity except as may be agreed to by the Company in writing. All revenues generated from Employee's efforts shall at all times belong to the Company unless otherwise agreed to pursuant to written agreement between Company and Employee.

     1.4. Term and Termination.

               Employee's employment with the Company shall be "at will" and may be terminated by either Employee or Company at any time and for any or no particular reason or cause with or without advance notice to the other.

2. Duties, Compensation and Benefits.

     2.1. Title.

               Chief Operating Officer.

     2.2. Capacity.

               Employee shall serve as an employee of the Company and shall perform such customary, appropriate and reasonable duties as are performed by an employee as may be delegated to Employee by the Board of Directors of the Company (the "Board").


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     2.3. Schedule.

               Employee shall be employed on a full time basis and shall devote all of his/her working time, intentions and energies to the Company. Employee shall at all times perform his/her duties and obligations faithfully, diligently and to the best of their abilities.

     2.4. Salary.

               During employment with the Company, Employee shall be paid $16,666 per month for each month of employment in accordance with the Company's standard payroll practice. Salary shall be subject to annual review and adjustment at the discretion of the Board or any committee or individual appointed by the Board to perform such function.

     2.5. Bonus.

               Employee shall receive a signing bonus of $25,000. In addition, Employee shall receive a minimum annual bonus of $200,000 for the years-ended 1999 and 2000. For the years-ended 2001, 2002 and 2003, Employee shall receive a minimum bonus of $50,000. The minimum bonus for 2001, 2002 and 2003 will be paid to the Employee even if the Employee is terminated or


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          terminates his/her employment. However the minimum bonus upon termination is contingent upon the execution of a consulting arrangement between the Employee and Company, whereby the Company guarantees a fee of at least $1,000 per day for each day of consultation. If Employee is terminated or terminates his/her employment prior to the December 31, 2000, he/she shall not be entitled to any bonus. If Employee is terminated or terminates his/her employment after December 31, 2000 and does not negotiate a consulting arrangement with the Company with a minimum fee of $1,000 per day, Employee shall not be entitled to any bonus.

     2.6. Stock Options.

               Employee shall have the right to purchase 620,625 shares of the Westech's common stock for $0.40 per share. This option is vested upon Employee immediately and expires five (5) years from the date of its issuance. In addition, Employee shall have the right to purchase 250,000 shares of Westech's common stock for $2 per share. This option is vested in accordance with Westech's option plan.

     2.7. Business Expenses.


               The Company shall reimburse Employee for reasonable business expenses necessarily and appropriately incurred by Employee in performing his/her duties hereunder in accordance with such policies and procedures regarding employee expenses as the Company may from time to time put in effect.

     2.8. Benefits.

               In addition to salary, bonuses and stock options, Employee shall be entitled to participate in any Employee benefit program established from time to time for employees of the Company as determined by eligibility requirements established by the Company or such employee benefit programs.



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     2.9. Holiday and Vacation.

               Employee shall be entitled to all holidays provided under the Company's regular holiday schedule published from time to time by Company. In addition, Employee shall be entitled to vacation time in accordance with the policies established by the Company from time to time.

3. Confidential Information.

               Employee understands and agrees that in connection with the performance of their obligations and duties, Employee has and will receive certain proprietary, confidential or other information concerning the Company that the Company regards as highly confidential. In addition, Employee acknowledges and agrees that he/she will receive special and important training in regard to the performance of the business activities. The information provided to Employee may include, without limitation or designation as such, business strategies, terms of contracts and business relationships, pricing information and other information that is not generally known to the public. Employee acknowledges and agrees that all such information, including information obtained through special training by the Company, is and will at all times remain the sole and exclusive property of the Company. Employee acknowledges and agrees that they will, during the term of their employment with the Company and at all times thereafter hold such information in confidence and not disclose any such information to any third party except as authorized in advance in writing by the


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          Company or directly in connection with the performance of the employees obligations hereunder. In the event of the termination of Employee's employment with the Company, Employee shall promptly return all confidential and propriety information in Employee's possession to the Company. Employee agrees that notwithstanding the termination of the employee's employment relationship with the Company that his/her agreement to keep the Company's confidential and proprietary business information confidential will survive the termination of such employment relationship.

               In addition, Employee agrees and understands that the damages which will be incurred by the Company as a result of the breach of this confidentiality provision are incalculable. Employee agrees that in addition to any remedy available to the Company provided by law, that Company will be entitled to injunctive relief, including but not limited to obtaining such temporary orders of the Court as may be necessary and appropriate in order to enforce this provision.

4. Miscellaneous.

     4.1. Successors and Assigns.

               This Agreement shall be bind on and inure to the benefit of the parties hereto and their heirs, executors, legal representatives and successors. This Agreement may not be assigned, in whole or in part, without the prior written agreement of both parties hereto, except with respect to the confidentiality


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          provisions contained in paragraph 3 hereof. Any attempt to assign the provisions of this Agreement (except for paragraph 3) shall be null and void.

     4.2. Withholding.

               Employee hereby agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state or local income tax withholding requirements and other federal, social security, employee tax requirements applicable to this Agreement.

     4.3. Governing Law.

               This Agreement is made and entered into and is to be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, without regard of the conflict of law principals for any such state. Employee agrees that there are sufficient contacts within the State of Texas to enforce this provision.

     4.4. Waiver.

               The failure of either party at any time to require a performance by the other party of any provision hereof shall not effect in any way the full right to require such performance at any time thereafter nor shall a waiver by either party of a breach of any provision hereof be taken or held to be a continuing waiver of such provision or a waiver of any other breach under any other provision of this Agreement.


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     4.5. Caption.

               The captions of the sections which are referenced above are inserted as a matter of convenience only and are in no way to define, limit or describe the scope of this Agreement or provisions hereof.

     4.6. Entire Agreement/Interpretation.

               This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supercedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties with respect to the subject matter. This Agreement may be amended only by a written instrument signed by both parties hereto making specific reference to this Agreement and express a plan or intention to modify it. The parties acknowledge that this Agreement has been drafted through mutual efforts of the parties and that it shall not be construed more harshly against any party hereto.

     4.7. Counterpart.

               This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute on and the same agreement.



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         In witness whereof the parties hereto have executed this Employment
Agreement as of the date first written above.



                                             TEJAS SECURITIES GROUP, INC.



                                             By:   /s/ Jay W. Van Ert
                                                --------------------------------
                                                Jay W. Van Ert, President



                                             EMPLOYEE



                                                   /s/ Charles Mayer
                                             -----------------------------------
                                             Charles Mayer



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